UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 11, 2012

QKL STORES INC.

(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street

Dongfeng Road

Sartu District

163300 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825

(Registrant’s Telephone Number, Including Area Code)

_____________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2012, QKL Stores Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended to date (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware to effect a one-for-three reverse stock split (the “Reverse Split”) of the issued and outstanding common stock of the Company, so that every three (3) outstanding shares of common stock before the Reverse Split represents one (1) share of common stock after the Reverse Split. The Reverse Split became effective on and as of June 11, 2012. The Reverse Split was duly approved by the Board of Directors of the Company and the Company’s shareholders entitled to vote a majority of the shares of common stock pursuant to Delaware General Corporation Law.

As a result of the Reverse Split, the number of outstanding shares of common stock of the Company will be reduced to approximately 10.5 million shares. Fractional stockholdings will be rounded up to the nearest whole number. Each shareholder's percentage ownership interest in the Company and proportional voting power remains unchanged after the Reverse Split except for minor changes and adjustments resulting from rounding of fractional interests. The rights and privileges of the holders of common stock are substantially unaffected by the Reverse Split. The Reverse Split is part of the Company’s strategy to maintain the listing of its shares on the NASDAQ Capital Market.

A copy of the Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 8.01 Other Events.

At the market opening on June 12, 2012, the Company’s common stock began trading on The NASDAQ Stock Market on a post-split adjusted basis. The Company’s common stock will continue to trade under the symbol “QKLS,”, but is assigned a new CUSIP number. On June 11, 2012, the Company issued a press release announcing the Reverse Split. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/ Tsz-Kit Chan
Name: Title:	Tsz-Kit Chan Chief Financial Officer

Date: June 12, 2012

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment
99.1	Press Release